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                             DISTRIBUTION AGREEMENT


                                November __, 1997




Cowen & Company
Financial Square
New York, New York 10005

Dear Sirs:

         This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Cowen Series Funds, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, has agreed that Cowen & Company ("Cowen") shall be, for the period of this Agreement, the distributor of shares of the Fund.

         1.        Services as Distributor
                   -----------------------

               1.1 Cowen will act as agent for the distribution of shares of the Fund covered by the Fund's registration statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

               1.2 Cowen agrees to use its best efforts to solicit orders for the sale of shares of the Fund at the public offering price, as determined in accordance with the Registration Statement, and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation. Cowen agrees to bear all selling expenses, including the cost of printing prospectuses and statements of additional information and distributing them to prospective shareholders.

               1.3 All activities by Cowen as distributor of the Fund's shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the "SEC") or by any securities association registered under the Securities Exchange Act of 1934.


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               1.4 Cowen will provide one or more persons during normal business hours to respond to telephone questions concerning the Fund.

               1.5 Cowen acknowledges that, whenever in the judgment of the Fund's officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, those officers may decline to accept any orders for, or make any sales of, the Fund's shares until such time as those officers deem it advisable to accept such orders and to make such sales.

               1.6 Cowen will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

         2.        Duties of the Fund
                   ------------------

               2.1 The Fund agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the qualification of the Fund's shares for sale in those states that Cowen may designate.

               2.2 The Fund shall furnish from time to time, for use in connection with the sale of the Fund's shares, such information and reports with respect to the Fund and its shares as Cowen may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such reports, when so signed by one or more of the Fund's officers, shall be true and correct. The Fund shall also furnish Cowen upon request with: (a) annual audits of the Fund's books and accounts made by independent public accountants regularly retained by the Fund,
(b) semi-annual unaudited financial statements pertaining to the Fund, (c) quarterly earnings statements prepared by the Fund, (d) a monthly itemized list of the securities in the Fund's portfolio, (e) monthly balance sheets as soon as practicable after the end of each month and (f) from time to time such additional information regarding the Fund's financial condition as Cowen may reasonably request.

         3.        Representations and Warranties
                   ------------------------------

               The Fund represents to Cowen that the Registration Statement, including the prospectuses and statement of additional information forming parts thereof, has been prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of


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the SEC thereunder. As used in this Agreement the terms "Registration
Statement", "prospectus" and "statement of additional information" shall mean any registration statement, prospectus and statement of additional information filed by the Fund with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC. The Fund represents and warrants to Cowen that the Registration Statement, when such becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in the Registration Statement will be true and correct when such becomes effective; and that the Registration Statement when such becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Fund's shares. Cowen may, but shall not be obligated to, propose from time to time such amendment or amendments to the Registration Statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of Cowen's counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from Cowen to do so, Cowen may, at its option, terminate this Agreement. The Fund shall not file any amendment to the Registration Statement or supplement to any prospectus or statement of additional information without giving Cowen reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to the Registration Statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

         4.        Indemnification
                   ---------------

               4.1 The Fund authorizes Cowen and any dealers with whom Cowen has entered into dealer agreements to use any prospectus or statement of additional information furnished by the Fund from time to time, in connection with the sale of the Fund's shares. The Fund agrees to indemnify, defend and hold Cowen, its several officers and directors, and any person who controls Cowen within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any


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counsel fees incurred in connection therewith) which Cowen, its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus or any statement of additional information, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in the Registration Statement, any prospectus or any statement of additional information, or necessary to make the statements in any of them not misleading; provided, however, that the Fund's agreement to indemnify Cowen, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by Cowen or its representatives or agents other than such statements and representations as are contained in the Registration Statement, prospectus or statement of additional information and in such financial and other statements as are furnished to Cowen pursuant to paragraph 2.2 hereof; and further provided that the Fund's agreement to indemnify Cowen and the Fund's representations and warranties hereinbefore set forth in paragraph 3 shall not be deemed to cover any liability to the Fund or its shareholders to which Cowen would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Cowen's reckless disregard of its obligations and duties under this Agreement. The Fund's agreement to indemnify Cowen, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against Cowen, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in New York, New York and sent to the Fund by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability that the Fund may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or ommission or alleged omission otherwise than on account of the Fund's indemnity agreement contained in this paragraph 4.1. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by Cowen. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by Cowen, the defendant or defendants in such suit


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shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case Cowen does not approve of counsel chosen by the Fund, the Fund will reimburse Cowen, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Cowen or them. The Fund's indemnification agreement contained in this paragraph 4.1 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Cowen, its officers and directors, or any controlling person, and shall survive the delivery of any of the Fund's shares. This agreement of indemnity will inure exclusively to Cowen's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Fund agrees to notify Cowen promptly of the commencement of any litigation or proceedings against the Fund or any of its officers or directors in connection with the issuance and sale of any of the Fund's shares.

               4.2 Cowen agrees to indemnify, defend and hold the Fund, its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Fund, its officers or directors or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements or representations or (b) any untrue or alleged untrue statement of a material fact contained in information furnished in writing by Cowen to the Fund and used in the answers to any of the items of the Registration Statement, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by Cowen to the Fund and required to be stated in such answers or necessary to make such information not misleading. Cowen's agreement to indemnify the Fund, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon Cowen's being notified of any action brought against the Fund, its officers or directors, or any such controlling person, such notification to be


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given by letter or telegram addressed to Cowen at its principal office in New
York, New York and sent to Cowen by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. Cowen shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on Cowen's part, and in any other event the Fund, its officers or directors or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify Cowen of any such action shall not relieve Cowen from any liability that Cowen may have to the Fund, its officers or directors, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of Cowen's indemnity agreement contained in this paragraph 4.2. Cowen agrees to notify the Fund promptly of the commencement of any litigation or proceedings against Cowen or any of its officers or directors in connection with the issuance and sale of any of the Fund's shares.

         5.        Effectiveness of Registration
                 -----------------------------

               None of the Fund's shares shall be offered by either Cowen or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of the shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the Registration Statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase its shares from any shareholder in accordance with the provisions of the Fund's prospectuses, statement of additional information or articles of incorporation.

         6.        Notice to Cowen
                   ---------------

               The Fund agrees to advise Cowen immediately in writing:

               (a) of any request by the SEC for amendments to the registration statement, prospectus or statement of additional information then in effect or for additional information;


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               (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose;

               (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement then in effect or that requires the making of a change in the Registration Statement in order to make the statements therein not misleading;

               (d) of all actions of the SEC with respect to any amendment to the Registration Statement which may from time to time be filed with the SEC.

         7.        Term of Agreement
                   -----------------

               This Agreement shall become effective on the date the Fund commences sales of its shares and shall continue for an initial two year term and thereafter shall continue automatically, provided such continuance is specifically approved at least annually by (a) the Fund's Board of Directors or
(b) a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Directors of the Fund who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Fund's Board of Directors or by vote of the holders of a majority of the Fund's shares, or on 90 days' written notice, by Cowen. This agreement will also terminate automatically in the event of its assignment (as defined in the 1940
Act).




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               Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                                     Very truly yours,

                                                     COWEN SERIES FUNDS, INC.



                                                     By:_____________________
                                                              President

Accepted and Agreed:

COWEN & COMPANY



By:________________________
         Authorized Officer



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